Exhibit 21

Schering-Plough Corporation and Subsidiaries

Subsidiaries of the Registrant As of
December 31, 2007

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

AESCA Pharma GmbH	Austria
Avondale Chemical Co. Ltd.	Ireland
Beneficiadora e Industrializadora S.A. de C.V.	Mexico
Dashtag	United Kingdom
Diosynth RTP Inc.	U.S.A.
DNAX Research, Inc.	California
Douglas Industries, Inc.	Delaware
Essex Asia Limited	Hong Kong
Essex Chemie A.G.	Switzerland
Essex Holdings GmbH	Germany
Essex Italia S.p.A.	Italy
Essex Pharma GmbH	Germany
Fulford (India) Limited	India
Global Animal Management Inc.	Delaware
Hydrochemie GmbH	Germany
Intervet Deutschland GmbH	Germany
Intervet do Brasil Veterinaria Ltda	Brazil
Intervet Holding B.V.	Netherlands
Intervet Inc.	U.S.A
Intervet Innovation GmbH	Germany
Intervet International B.V.	Netherlands
Intervet International GmbH	Germany
Intervet International Inc.	U.S.A.
Intervet Mexico S.A. de C.V.	Mexico
Intervet Nederland B.V.	Netherlands
Intervet Pharma R&D S.A.	France
Intervet Productions SA	France
Intervet Productions Srl	Italy
Intervet UK Ltd	United Kingdom
Intervet UK Production Ltd	United Kingdom
Interveterinaria SA de CV	Mexico
Laboratorios Intervet S.A.	Spain
MSP Technology (US) Company LLC	Delaware
Multilan AG	Switzerland
N.V. Organon	Netherlands
Nanjing Organon Pharmaceutical Co., Ltd.	China
Nippon Organon K.K.	Japan
Nobilon International B.V.	Netherlands
Organon (Ireland) Ltd.	Ireland
Organon AG	Switzerland

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

Organon Agencies B.V.	Netherlands
Organon Belgie NV	Belgium
Organon BioSciences International B.V.	Netherlands
Organon BioSciences Nederland B.V.	Netherlands
Organon BioSciences N.V.	Netherlands
Organon BioSciences Reinsurance Limited	Ireland
Organon China B.V.	Netherlands
Organon Development GmbH	Germany
Organon Europe B.V.	Netherlands
Organon Holding B.V.	Netherlands
Organon International B.V.	Netherlands
Organon International Inc.	U.S.A.
Organon Laboratories Ltd.	United Kingdom
Organon Mexicana S.A. de C.V.	Mexico
Organon Middle East Ltd. Cyprus	Cyprus
Organon Nederland B.V.	Netherlands
Organon Participations B.V.	Netherlands
Organon Polska Sp. z.o.o.	Poland
Organon S.A.	France
Organon USA Inc.	U.S.A.
P.T. Schering-Plough Indonesia	Indonesia
Sherico, Ltd.	Switzerland
Schering Bermuda Ltd	Bermuda
Schering Corporation	New Jersey
Schering-Plough (China), Ltd.	Bermuda
Schering-Plough (Ireland) Company	Ireland
Schering-Plough (Proprietary) Limited	South Africa
Schering-Plough (Singapore) Pte. Ltd.	Singapore
Schering-Plough (Singapore) Research Pte. Ltd.	Singapore
Schering-Plough A/S	Denmark
Schering-Plough AB	Sweden
Schering-Plough Animal Health Corporation	Delaware
Schering-Plough Animal Health Kabushiki Kaisha	Japan
Schering-Plough Animal Health Limited	Thailand
Schering-Plough B.V.	Netherlands
Schering-Plough C.A.	Venezuela
Schering-Plough Canada, Inc.	Canada
Schering-Plough Central East A.G.	Switzerland
Schering-Plough Compania Limitada	Chile
Schering-Plough Corporation	Philippines
Schering-Plough del Caribe, Inc.	New Jersey
Schering-Plough del Ecuador, S.A.	Ecuador
Schering-Plough del Peru S.A.	Peru
Schering-Plough Farma Lda.	Portugal
Schering-Plough HealthCare Products, Inc.	Delaware
Schering-Plough Holdings (Ireland) Company	Ireland

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

Schering-Plough Holdings France, SAS	France
Schering-Plough Holdings Limited	United Kingdom
Schering-Plough Home Again LLC	Delaware
Schering-Plough II — Veterinaria, Lda.	Portugal
Schering-Plough International C.V.	Netherlands
Schering-Plough International Finance Company B.V.	Netherlands
Schering-Plough International Holdings B.V.	Netherlands
Schering-Plough International, Inc.	Delaware
Schering-Plough Investments Company GmbH	Switzerland
Schering-Plough Israel A.G.	Switzerland
Schering-Plough Kabushiki Kaisha	Japan
Schering-Plough Korea	Korea
Schering-Plough Labo N.V.	Belgium
Schering-Plough Legislative Resources, L.L.C.	Delaware
Schering-Plough Limited	Taiwan
Schering-Plough Limited	Thailand
Schering-Plough Limited	United Kingdom
Schering-Plough Ltd.	Switzerland
Schering-Plough N.V./S.A.	Belgium
Schering-Plough Pharmaceutical Industrial and Commercial S.A.	Greece
Schering-Plough Products Caribe, Inc.	Cayman Islands
Schering-Plough Products LLC	Delaware
Schering-Plough Products, Inc.	Delaware
Schering-Plough Produtos Farmacuticos Ltda.	Brazil
Schering-Plough Pty. Limited	Australia
Schering-Plough S.A.	Panama
Schering-Plough S.A.	France
Schering-Plough S.A.	Argentina
Schering-Plough S.A.	Colombia
Schering-Plough S.A.	Spain
Schering-Plough S.A. de C.V.	Mexico
Schering-Plough S.p.A.	Italy
Schering-Plough Saude Animal Industria E Comercio Ltda.	Brazil
Schering-Plough Sdn. Bhd.	Malaysia
Schering-Plough Technologies Pte. Ltd	Singapore
Schering-Plough Tibbi Urunler Ticaret, A.S.	Turkey
Schering-Plough Veterinaire	France
Sentipharm A.G.	Switzerland
Shanghai Schering-Plough Pharmaceutical Company, Ltd.	China
SOL Limited	Bermuda
SP Flight Operations, Inc.	Delaware
SP Healthcare Products Corp.	Delaware
S-P Holding GmbH	Austria
Summit Property Company LLC, The	Delaware
Theriak B.V.	Netherlands
Vetrex B.V.	Netherlands

State or Country of
Incorporation or
Subsidiaries of Registrant	Organization

Warrick Pharmaceuticals Corporation	Delaware
Werthenstein Chemie A.G.	Switzerland
White Laboratories, Inc.	New Jersey
Zao Organon A/O	Russian Federation

In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of December 31, 2007.

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